Audited Statement of Revenue and
                               Certain Expenses

                        Northlake Tower Shopping Center

                               December 31, 1994
                      with Report of Independent Auditors















                        Report of Independent Auditors


Mr. Joel L. Teglia, Chief Financial Officer
Banyan Strategic Realty Trust


We have audited the Statement of Revenue and Certain Expenses of Northlake Tower Shopping Center (the Property) as described in Note 2 for the year ended December 31, 1994. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the year ended December 31, 1994, in conformity with generally accepted accounting purposes.

                                                             Ernst & Young LLP



October 2, 1995
Chicago, Illinois











                        Northlake Tower Shopping Center

                   Statement of Revenue and Certain Expenses



                                            Year Ended
                                           December 31,
                                               1994

 REVENUE
 Base rents                                    $3,130,364

 Percentage rent                                   48,951

 Tenant reimbursements                            740,376
                                               ----------
 Total revenue                                  3,919,691


 EXPENSES
 Ground rent                                      600,000

 Percentage ground rent                           273,664

 Real estate taxes                                349,259

 General operating                                205,307

 Utilities                                        173,623

 Cleaning and landscaping                         103,195

 Repairs and maintenance                           61,955
                                               ----------
 Total expenses                                 1,767,003
                                               ----------

 Revenue in excess of certain
 expenses                                      $2,152,688
                                               ==========


See accompanying notes.





                        Northlake Tower Shopping Center

              Notes to Statement of Revenue and Certain Expenses



NOTE 1      BUSINESS

The accompanying statement of revenue and certain expenses relates to the operations of the Northlake Tower Shopping Center (the Property). The property was acquired on July 28, 1995, by BSRT/M&J Northlake Limited Partnership, a joint venture 80% owned by Banyan Strategic Realty Trust (the Trust). The Property was previously owned by Confederation Life Insurance Company.

As of December 31, 1994, the Property was 97% leased with forty-seven tenants.

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, namely management fees and depreciation and amortization, which may not be comparable to the expenses expected to be incurred by the Trust in future operations of the Property, have been excluded.

REVENUE AND EXPENSE RECOGNITION

Revenue is recognized in the period in which it is earned. Expenses are recognized in the period in which they are incurred.

NOTE 3      GROUND LEASE

The Property is subject to a ground lease with an independent third party. Under the provisions of the lease, the Property pays annual base rent of $600,000 through October 4, 2007, plus 7% of gross rents generated from the Property when gross rents exceed $2,000,000. The ground lease also requires the payment of the Property's expenses including real estate taxes.

NOTE 4      RENTALS

The Property has entered into tenant leases that provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined. Certain leases provide for tenants to pay additional rentals based upon a percent of gross sales in excess of base gross sales amounts, as defined.







                        Northlake Tower Shopping Center
                         Estimated Pro Forma Statement
                          of Net Operating Income
                               (Unaudited)


The Estimated Pro Forma Statement of Net Operating Income represents the amount of estimated income which would be realized by the Registrant during twelve months of ownership of the Property, based upon the assumptions set forth in the accompanying notes (See Note 1).


 REVENUE

 Base rents                                       $3,178,700

 Percentage rent                                      49,900

 Tenant reimbursements                               750,100
                                                  ----------

 Total revenue                                     3,978,700


 EXPENSES
 Ground rent                                         600,000

 Percentage ground rent                              278,500

 Real estate taxes                                   377,000

 General operating                                   175,600

 Management fees                                     119,400

 Utilities                                           158,600

 Depreciation (See Note 2)                           428,600

 Cleaning and landscaping                            114,700

 Repairs and maintenance                              57,200
                                                  ----------

 Total expenses                                    2,309,600
                                                  ----------

 Pro Forma revenue in excess of
 expenses                                         $1,669,100
                                                  ==========

 Pro Forma funds from operations
 (See Note 4)                                     $2,097,700
                                                  ==========







                        Northlake Tower Shopping Center
                    Notes to Estimated Pro Forma Statement



1) This statement does not purpose to forecast actual operating results for any period in the future and thus, the following assumptions may not be valid for future years and actual results may differ. These statements should be read in conjunction with the Statement of Revenue and Certain Expenses for the year ended December 31, 1994 which were annualized and modified by Management for known changes in revenues and expenses associated with the Registrant's ownership of the Property in order to estimate the pro forma statement.

2) Depreciation expense which represents a non-cash expenditure has been included for informational purposes only. Depreciation is calculated on a depreciable basis of approximately $17,144,000 using the straight line method based on a useful life of 40 years.

3) The Property will be managed by an unaffiliated third party for an initial management fee of 4.0% of gross revenues.

4) Funds From Operations (or "FFO") has been provided in the Pro Forma Statement as supplemental information to the property's projected operating results. FFO is used by the real estate investment trust industry as a measure of a property's performance and is defined as net operating income from a property's operations, plus certain non-cash items including depreciation and amortization and excluding any extraordinary capital items.